UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 30, 2005

CFS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

INDIANA
(State or Other Jurisdiction of Incorporation)

000-24611	35-2042093
(Commission File Number)	(IRS Employer Identification No.)

707 Ridge Road, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)

(219) 836-5500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On September 30, 2005, the Compensation Committee of the Board of Directors approved the accelerated vesting of all currently outstanding stock options. The decision to accelerate the vesting of the options was made primarily to reduce non-cash compensation expense that would have been recorded in CFS Bancorp, Inc.’s (the “Company”) income statement in future periods upon the adoption of Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) in January 2006. Assuming that no holders of incentive stock options withhold consent for the acceleration, the Company estimates that approximately $1.7 million of future compensation expense, net of taxes, will be eliminated as a result of the acceleration of vesting. Should any of the option holders withhold consent for the vesting acceleration, then the Company would incur future expense associated with those particular options over the remainder of the options’ original vesting schedule as of January 1, 2006 and the current estimated expense elimination for the Company would be reduced. For additional information, reference is made to the Company’s press release, dated October 5, 2005, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.

ITEM 7.01 Regulation FD Disclosure

On October 5, 2005, CFS Bancorp, Inc. (the "Company") issued a press release announcing the Acceleration of Stock Option Vesting. For additional information, reference is made to the Company’s press release, dated October 5, 2005, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto. The press release attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which it may be incorporated.

ITEM 9.01 Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits

The following exhibit is filed herewith.

Exhibit Number                                   Description

                               99.1                               Press release dated October 5, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CFS BANCORP, INC.

Date: October 6, 2005	By:	_/s/ Charles V. Cole_____________
Charles V. Cole
Executive Vice President - Treasurer

THOMAS F. PRISBY, CHAIRMAN

CFS Bancorp, Inc.
707 Ridge Road   ● Munster, Indiana 46321

October 5, 2005
FOR IMMEDIATE RELEASE

CONTACT: Thomas F. Prisby, Chairman of the Board and Chief Executive Officer
                     219-836-5500

CFS Bancorp, Inc. Announces Acceleration of Stock Option Vesting

MUNSTER, IN - October 5, 2005 - CFS Bancorp, Inc. (NASDAQ: CITZ) (the Company) announced today that the Compensation Committee of the Board of Directors approved the accelerated vesting of all currently outstanding unvested stock options (Options) to purchase shares of common stock of CFS Bancorp, Inc. These Options were previously awarded to directors, officers and employees under its 1998 and 2003 Stock Option Plans. By accelerating the vesting of these Options, the Company estimates that approximately $1.7 million of future compensation expense, net of taxes, will be eliminated.

Options to purchase 622,705 shares of the Company’s common stock, which would otherwise have vested from time to time over the next five years, became immediately exercisable as a result of the Compensation Committee’s actions. The number of shares and exercise prices of the Options subject to the acceleration are unchanged. The remaining terms for each of the Options granted remain the same. The acceleration is effective as of September 30, 2005. The Company will seek consent from option holders of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, if the acceleration would have the effect of changing the status of the option for federal income tax purposes from an incentive stock option to a non-qualified stock option.

The accelerated Options included 209,445 Options held by executive officers as identified in the Company’s March 25, 2005 proxy statement, 90,800 Options held by non-employee directors and 322,460 Options held by other employees. Based on the Company’s closing stock price of $13.40 per share on the date of accelerated vesting, 95% of the total accelerated Options have exercise prices above the closing market price at the time of acceleration. All of the accelerated Options have exercise prices between $10.38 and $14.76 per share, with a total weighted average exercise price per share of $13.82.

The decision to accelerate the vesting of these Options, which the Company believes is in the best interests of its stockholders, was made primarily to reduce non-cash compensation expense that would have been recorded in its income statement in future periods upon the adoption of Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) in January 2006. Assuming that no holders of incentive stock options withhold consent for the acceleration, the Company estimates that approximately $1.7 million of future compensation expense, net of taxes, will be eliminated as a result of the acceleration of vesting. Should any of the option holders withhold consent for the vesting acceleration, then the Company would incur future expense associated with those Options over the remainder of the Options’ original vesting schedule as of January 1, 2006 and the current estimated expense elimination for the Company would be reduced. Since the Company currently accounts for its stock options in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), it will report compensation expense related to the affected options for disclosure purposes only in its third quarter 2005 financial statements.

CFS Bancorp, Inc. is the parent of Citizens Financial Services, FSB, a $1.3 billion asset federal savings bank. Citizens Financial Services provides community banking services and currently operates 22 offices throughout adjoining markets in Chicago’s Southland and Northwest Indiana. The Company maintains a website at www.cfsbancorp.com.

# # #

This press release contains certain forward-looking statements and information relating to the Company that is based on the beliefs of management as well as assumptions made by and information currently available to management. These forward-looking statements include but are not limited to statements regarding option expense, vesting and income levels. In addition, the words “anticipate,”“believe,”“estimate,”“expect,”“indicate,”“intend,”“should,” and similar expressions, or the negative thereof, as they relate to the Company or the Company’s management, are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. One or more of these risks may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not intend to update these forward-looking statements.